Exhibit 5.1

Faegre Baker Daniels LLP

600 East 96th Street Suite 600

Indianapolis Indiana 46240-3789

Phone +1 317 569 9600

Fax +1 317 569 4800

November 24, 2014

Washington Prime Group Inc.

7315 Wisconsin Avenue

Bethesda, Maryland 20814

Re:                             Registration Statement on Form S-4 (File No. 333-199626)

Ladies and Gentlemen:

We have acted as Indiana counsel for Washington Prime Group Inc., an Indiana corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-4, as amended (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), registering the offer and sale of up to (i) 29,754,566 shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”); (ii) 4,700,000 shares of the Company’s 8.125% Series G Cumulative Redeemable Preferred Stock, par value $0.0001 per share (the “Series G Preferred Stock”); (iii) 4,000,000 shares of the Company’s 7.5% Series H Cumulative Redeemable Preferred Stock, par value $0.0001 per share (the “Series H Preferred Stock”); and (iv) 3,800,000 shares of the Company’s 6.875% Series I Cumulative Redeemable Preferred Stock, par value $0.0001 per share (the “Series I Preferred Stock”, and together with the Common Stock, the Series G Preferred Stock and the Series H Preferred Stock, the “Shares”) to be issued pursuant to the Agreement and Plan of Merger, dated as of September 16, 2014, by and among the Company, Washington Prime Group, L.P., an Indiana limited partnership, WPG Subsidiary Holdings I, LLC, a Maryland limited liability company, WPG Subsidiary Holdings II Inc., a Delaware corporation, Glimcher Realty Trust, a Maryland real estate investment trust, and Glimcher Properties Limited Partnership, a Delaware limited partnership (the “Merger Agreement”).

In connection with this opinion, we have examined the Registration Statement, the Merger Agreement, the Amended and Restated Articles of Incorporation, as currently in effect, and the Amended and Restated Bylaws, as currently in effect, of the Company, resolutions of the Company’s Board of Directors authorizing the issuance of the Shares, and such other documents, corporate records, instruments and other relevant materials as we have considered necessary and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary and appropriate. We have also examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”).  In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all natural persons who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters, we have relied on the certifications, statements or representations of the officers and representatives of the Company (including the Certificate) and have not independently verified the matters stated therein.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Shares are or will be, upon issuance, duly authorized by appropriate corporate action, and when (i) the Registration Statement has been declared effective by order of the Commission, (ii) Articles of Amendment in the forms attached as Exhibit A-1, Exhibit A-2 and Exhibit A-3 to the Merger Agreement have been executed by duly authorized officers of the Company and filed with the Indiana Secretary of State, and (iii) the Shares have been issued in the manner contemplated by, and upon the terms and conditions set forth in, the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

The opinions expressed are limited to the matters set forth herein, and no opinions should be inferred beyond the matters expressly stated.

We are members of the Bar of the State of Indiana, and we have not considered, and we express no opinion herein as to, any law other than the laws of the State of Indiana in effect on the date hereof.

We hereby consent to be named in the Registration Statement and in the related proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the Shares and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement and the references to our name therein, as well as under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:	/s/ David C. Worrell
David C. Worrell, Partner